SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VALE S.A.	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)

Praia de Botafogo nº 186, 18º andar, Botafogo 22250-145 Rio de Janeiro, RJ, Brazil (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-225723 and 333-225723-01

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.750% Guaranteed Notes due 2030	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Debt Securities” on pages 12 through 27 of the Prospectus dated June 19, 2018 included in the Registration Statement on Form F-3 of Vale Overseas Limited (the “Company”) and Vale S.A. (the “Guarantor”) (Registration Nos. 333-225723 and 333-225723-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-6 through S-8 and S-11 through S-19, respectively, of the related Prospectus Supplement, dated July 6, 2020.

Item 2.	Exhibits.

99(A). Prospectus dated June 19, 2018, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on June 19, 2018 (Registration Nos. 333-225723 and 333-225723-01).

99(B). Prospectus Supplement dated July 6, 2020, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on July 7, 2020.

99(C). Amended and Restated Indenture dated September 29, 2015, among the Company, the Guarantor and The Bank of New York Mellon (as successor to The Bank of New York), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on June 19, 2018 (Registration Nos. 333-225723 and 333-225723-01).

99(D). Third Supplemental Indenture dated July 8, 2020, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on July 8, 2020.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A)	Prospectus dated June 19, 2018, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on June 19, 2018 (Registration Nos. 333-225723 and 333-225723-01).

99(B)	Prospectus Supplement dated July 6, 2020, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on July 7, 2020.

99(C)	Amended and Restated Indenture dated September 29, 2015, among the Company, the Guarantor and The Bank of New York Mellon (as successor to The Bank of New York), incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on June 19, 2018 (Registration Nos. 333-225723 and 333-225723-01).

99(D)	Third Supplemental Indenture dated July 8, 2020, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on July 8, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Vale S.A.
(Registrant)

By:	/s/ Luciano Siani
Name: Luciano Siani
Title:Chief Financial Officer

By:	/s/ Carlos Medeiros
Name: Carlos Medeiros
Title: Executive Director of Safety and Operational Excellence

Vale Overseas Limited
(Registrant)

By:	/s/ Rodrigo Sebollela Duque Estrada Regis
Name: Rodrigo Sebollela Duque Estrada Regis
Title: Director

By:	/s/ João Barbosa Campbell Penna
Name: João Barbosa Campbell Penna
Title: Director

Date: July 8, 2020